Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Tom Griffin, the Principal Executive Officer and Acting Principal Accounting Officer of Santa Fe Petroleum, Inc. (the “Company”) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, the Report on Form 10-Q of the Company, for the quarterly period ended September 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of the Company.

Date: November 18, 2013

/s/ Tom Griffin ________________________________
Tom Griffin Chairman, Principal Executive Officer and Acting Principal Accounting Officer